                                  EXHIBIT 11

                           KOPPERS INDUSTRIES, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30,         SEPTEMBER 30,
                                     --------------------- ---------------------
                                        1997       1996       1997       1996
                                     ---------- ---------- ---------- ----------
                                          (unaudited)           (unaudited)
PRIMARY EARNINGS PER SHARE:
Voting common stock outstanding....   5,183,653  5,279,406  5,179,910  5,291,865
Non-Voting common stock
 outstanding.......................   3,628,200  3,628,200  3,628,200  3,948,182
Common stock equivalents...........     426,189    459,405    439,197    462,506
                                     ---------- ---------- ---------- ----------
Common stock outstanding, including
 convertible securities............   9,238,042  9,367,011  9,247,307  9,702,553
  Net income to common stockholders
   (000's).........................  $   12,422 $    2,544 $   22,159 $    5,527
Primary earnings per common share..  $     1.34 $     0.27 $     2.40 $     0.57
                                     ========== ========== ========== ==========
FULLY DILUTED EARNINGS PER SHARE:
Voting common stock outstanding....   5,183,653  5,279,406  5,179,910  5,291,865
Non-Voting common stock
 outstanding.......................   3,628,200  3,628,200  3,628,200  3,948,182
Common stock equivalents...........     426,189    459,405    439,197    462,506
                                     ---------- ---------- ---------- ----------
Common stock outstanding, including
 convertible securities............   9,238,042  9,367,011  9,247,307  9,702,553
  Net income to common stockholders
   (000's).........................  $   12,422 $    2,544 $   22,159 $    5,527
Fully diluted earnings per common
 share.............................  $     1.34 $     0.27 $     2.40 $     0.57
                                     ========== ========== ========== ==========

  Common stock equivalents include stock options granted to management. Each stock option awarded to management gives the holder the right to purchase an equal amount of common stock at the listed exercise price and becomes exercisable one year after the date of grant.